UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

Fogo de Chao, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37450	45-5353489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14881 Quorum Drive, Suite 750 Dallas, TX		75254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 361-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders held on May 9, 2016, the stockholders of Fogo de Chao, Inc. (the "Company") voted on (1) the election of 3 Class I directors nominated by the Board to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified, and (2) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2017.The proposals are further described in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 7, 2016. The table below sets forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors
Todd M. Abbrecht	24,125,795	0	993,688	1,631,469
Lawrence J. Johnson	24,443,465	0	676,018	1,631,469
Neil Moses	24,849,507	0	269,976	1,631,469

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 1, 2017	26,696,006	8,098	46,848	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fogo de Chao, Inc.

Date: May 10, 2016	By:	/s/ Lawrence J. Johnson
Lawrence J. Johnson
Chief Executive Officer